Exhibit 21

                           Subsidiaries of the Company

Australia
     Mettler-Toledo Limited

Austria
     Mettler-Toledo Ges.m.b.H.

Belgium
     N.V. Mettler-Toledo B.V.

Bermuda
     Mettler-Toledo Finance Ltd.

Brazil
     Mettler-Toledo Industria e Commercio Ltda
     Safeline do Brasil Limitada

Canada
     Mettler-Toledo Inc.

China
     Mettler-Toledo Changzhou Scale Limited
     Mettler-Toledo Instruments (Shanghai) Ltd.
     Mettler-Toledo International Trading (Shanghai) Corp.
     Ohaus International Trading (Shanghai) Ltd.
     Panzhihua Toledo Electronic Scale Ltd.
     Xinjiang Toledo Electronic Scale Ltd.

Croatia
     Mettler-Toledo d.o.o.

Czech Republic
     Mettler-Toledo spol. s.r.o.

Denmark
     Mettler-Toledo A/S

France
     Mettler-Toledo Analyse Industrielle S.a.r.l.
     Mettler-Toledo Holding (France) SAS
     Mettler-Toledo S.A.
     NS Testut SAS
     NS Lutrana SAS
     NS A.S.V. Mettler-Toledo SAS
     Ohaus S.a.r.l.
     Safeline SA

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                                                                      Exhibit 21


Germany
     Garvens Automation GmbH
     Getmore Ges. fur Marketing & Media Service m.b.H.
     Mettler-Toledo (Albstadt) GmbH
     Mettler-Toledo GmbH Mettler-Toledo Holding Deutschland GmbH Mettler-Toledo Management Holding Deutschland GmbH Mettler-Toledo Orga-P GmbH Ohaus Waagen Vertriebsgesellschaft m.b.H.
     Safeline GmbH

Hong Kong
     Mettler-Toledo (HK) Ltd.

Hungary
     Mettler-Toledo Kereskedelmi Kft.

India
     Mettler-Toledo India Private Limited

Italy
     Mettler-Toledo S.p.A.

Japan
     Mettler-Toledo K.K.

Korea
     Mettler-Toledo (Korea) Ltd.

Malaysia
     Mettler-Toledo (M) Sdn. Bhd.

Mexico
     Mettler-Toledo S.A. de C.V.
     Ohaus de Mexico S.A. de C.V.

Netherlands
     Gelan Engineering B.V.
     Gelan Holding B.V.
     Gelan International B.V.
     Gelan Metaaldetectiesystemen B.V.
     Mettler-Toledo B.V.
     Mettler-Toledo Holding B.V.

Norway
     Cargoscan A/S
     Mettler-Toledo A/S

Poland
     Mettler-Toledo sp.z.o.o.

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                                                                      Exhibit 21


Russian Federation
     Mettler-Toledo AO

Singapore
     Mettler-Toledo (S) Pte. Ltd.

Slovak Republic
     Mettler-Toledo Spol s.r.o.

Slovenia
     Mettler-Toledo d.o.o.

Spain
     Mettler-Toledo S.A.E.

Sweden
     Mettler-Toledo AB

Switzerland
     Mettler-Toledo GmbH
     Mettler-Toledo Holding AG
     Mettler-Toledo Logistik AG
     Mettler-Toledo Pac Rim AG
     Mettler-Toledo (Schweiz) AG
     Microwa AG
     Pivott Instrumente AG

Thailand
     Mettler-Toledo (Thailand) Ltd.

United Kingdom
     Bohdan Europe Limited
     Mettler-Toledo Ltd.
     Mettler-Toledo Myriad Limited
     Ohaus UK Ltd.
     Safeline Limited
     Safeline Holding Company

United States of America
     American Garvens Corporation [Delaware]
     ASI Applied Systems Inc. [Delaware]
     Mettler-Toledo Bohdan, Inc. [Illinois]
     Hi-Speed Checkweigher Co., Inc. [New York]
     Mettler-Toledo Chemistry Systems Holding Inc. [Delaware]
     Mettler Toledo Florida Inc. [Delaware]
     Mettler-Toledo Inc. [Delaware]
     Mettler-Toledo Process Analytical Inc. [Massachusetts]
     Ohaus Corporation [New Jersey]
     Safeline Inc. [Delaware]



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